                                                                     Exhibit 4.7

         THE SECURITY REPRESENTED HEREBY, AND THE SECURITIES ISSUABLE UPON CONVERSION OR REDEMPTION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, IS AVAILABLE.


                            IVIVI TECHNOLOGIES, INC.

                      UNSECURED CONVERTIBLE PROMISSORY NOTE



US$_______
                                                                  ________, 200_



         FOR VALUE RECEIVED, Ivivi Technologies, Inc., a corporation duly organized and validly existing under the laws of the State of New Jersey (the "COMPANY"), promises to pay to ___________________________ the registered holder of this unsecured convertible promissory note ("NOTE") and its successors and assigns (the "HOLDER"), the principal sum of________________ ($________) in accordance with the terms hereof, and interest on the principal sum outstanding in accordance with the terms hereof. Accrual of interest on the outstanding principal amount shall commence on the date hereof and shall continue until payment in full of the outstanding principal amount has been made or duly provided for, or until the entire outstanding principal amount of the Note has been converted.

         This Note is one of a series of unsecured convertible promissory notes (collectively, the "COMPANY Notes") of like tenor in an aggregate principal amount of up to $2,000,000, of which notes in the aggregate principal amount of $1,250,000 have been issued by the Company pursuant to the terms of the Subscription Agreements, dated as of November 8, 2005 and November 10, 2005, between the Company and each investor party thereto, and notes in the aggregate principal amount of $750,000, may be issued by the Company pursuant to the terms of Subscription Agreements, dated of even date herewith, between the Company and each investor party thereto (collectively, the "SUBSCRIPTION AGREEMENTS"). The Subscription Agreement between the Company and the Holder is hereinafter referred to as the "HOLDER SUBSCRIPTION AGREEMENT."

         The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1. Principal Repayment; Prepayment. The outstanding principal amount of this Note and any and all accrued but unpaid interest thereon shall be payable on or before February 23, 2011 (the "MATURITY DATE"), unless this Note has been converted or redeemed as described below. Notwithstanding the foregoing, prior to the Maturity Date, the Company may prepay, without penalty or premium, the outstanding principal amount of this Note and any and all interest thereon accrued but unpaid through the prepayment date, in whole or in part, at any time and in its discretion.

2. Interest. The Holder is entitled to receive interest on the outstanding principal amount of this Note at the annual cumulative rate for each period set forth in the chart below, payable quarterly (on January 1, April 1, July 1 and October 1) in cash, out of funds legally available therefore:


                  ------------------------------ -------------------------------------------------------------
                             RATE                                  PERIOD
                  ------------------------------ -------------------------------------------------------------
                                8%                  ______ __, 2006 to ______ __, 2007
                  ------------------------------ -------------------------------------------------------------
                                9%                  ______ __, 2007 to ______ __, 2008
                  ------------------------------ -------------------------------------------------------------
                               10%                  ______ __, 2008 to ______ __, 2009
                  ------------------------------ -------------------------------------------------------------
                               11%                  ______ __, 2009 to ______ __, 2010
                  ------------------------------ -------------------------------------------------------------
                               12%                  ______ __, 2010 to ______ __, 2011
                  ------------------------------ -------------------------------------------------------------

Interest payments for the period between the date hereof and the next interest payment date shall be pro rated based upon the actual number of days elapsed, assuming a 365 day year. The first interest payment to be made on this Note will be due on April 1, 2006. Interest payments to be made on this Note in accordance with the terms hereof shall be made in cash.

         3. Ranking. The obligations of the Company under this Note shall rank
(i) pari passu with all Indebtedness (as defined below) existing as of the date hereof, including, without limitation, all of the other Company Notes and all of the other outstanding unsecured convertible promissory notes issued by the Company in connection with the Prior Private Offerings (as defined below) and
(ii) senior to all Indebtedness incurred by the Company after the date hereof, except for Indebtedness incurred by the Company within the limitations of
Section 7(a) hereof. For purposes of this Note, the following terms shall have the following meanings:

                  (i) "ADM TRONICS" shall mean ADM Tronics Unlimited, Inc., a Delaware corporation.

                  (ii) "PRIOR PRIVATE OFFERINGS" shall mean (A) the Company's joint offering with ADM Tronics, pursuant to which the Company, together with ADM Tronics, issued joint unsecured convertible notes in the aggregate principal amount of $3,637,500, which was completed in December 2004, and (B) the Company's joint offering with ADM Tronics, pursuant to which the Company, together with ADM Tronics, issued joint unsecured convertible notes in the aggregate principal amount of $2,450,000, which was completed in February 2005.

         4. Conversion.

                  (a) Automatic Conversion. The outstanding principal amount of this Note will automatically convert into shares of common stock, no par value, of the Company ("COMMON STOCK") at the Conversion Price (as defined below), upon consummation of an initial public offering of shares of Common Stock (an "IPO").

                  (b) Optional Conversion. From and after the earlier to occur of (i) the first anniversary of the date of this Note and (ii) a withdrawal of the Company's Registration Statement on Form SB-2, which was initially filed with the Securities and Exchange Commission on February 11, 2005, the Holder may elect, at its option, to convert all or any portion of the outstanding principal amount of this Note into shares of Common Stock, at the Conversion Price.

                  (c) Conversion Price. For purposes of this Note, the "CONVERSION PRICE" shall mean, with respect to a conversion of the outstanding principal amount of this Note into shares of Common Stock, the price per share of Common Stock equal to: (i) if such conversion occurs at any time other than upon consummation of an IPO in accordance with Section 4(a), $7.00 and (ii) if such conversion occurs upon consummation of an IPO, 85% of the initial public offering price per share of Common Stock offered and sold to the public pursuant to the IPO. The Conversion Price and the number of shares of Common Stock into which the outstanding principal amount of this Note may convert shall be subject to adjustment from time to time in accordance with Section 4 hereof.

                  (d) Mechanics of Conversion. Upon any conversion of the outstanding principal amount of this Note, (i) such principal amount converted shall be converted and such converted portion of this Note shall become fully paid and satisfied, (ii) the Holder shall surrender and deliver this Note, duly endorsed, to the Company's office or such other address which the Company shall designate against delivery of the certificates representing the new securities of the Company; (iii) the Company shall promptly deliver a duly executed Note to the Holder in the principal amount, if any, that remains outstanding after any such conversion; and (iv) in exchange for all or any portion of the surrendered Note described in clause (ii) of this Section 4(d), the Company shall provide the Holder with irrevocable instructions addressed to the Company's transfer and exchange agent, as applicable, to issue such number of unrestricted, freely tradable shares of Common Stock, as the case may be.

                  (e) Issue Taxes. The Holder shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of shares of Common Stock on conversion of this Note pursuant hereto; provided, however, that the Holder shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (f) Elimination of Fractional Interests. No fractional shares of Common Stock shall be issued upon conversion of this Note, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of the Common Stock shall be rounded up to the nearest whole share.

         5. Rights upon Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Notes shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company or to the holders of any equity security of the Company, an amount equal to the unpaid and unconverted principal face amount of their Notes and any accrued and unpaid interest thereon. The Holders shall share ratably with the other unsecured creditors of the Company if the available assets are not sufficient to repay the Notes.

         6. Adjustments.

                  (a) In the event that the Company should at any time or from time to time, after the date of this Note, fix a record date for the effectuation of a split or subdivision of the outstanding shares of either the Common Stock or the determination of holders of the Common Stock entitled to receive a dividend or other distribution payable in additional shares of either the Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly additional shares of the Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of the Common Stock or the Common Stock Equivalents (including the additional shares of the Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), unless the Conversion Price is otherwise automatically adjusted in accordance with the terms of this Note, the Conversion Price shall be appropriately decreased so that the number of shares of the Common Stock issuable on conversion of this Note shall be increased in proportion to such increase in the aggregate number of shares of the Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                  (b) If the number of shares of the Common Stock outstanding at any time after the date of this Note is decreased by a combination of the outstanding shares of the Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of the Common Stock issuable upon conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.

                  (c) A Sale of the Company (as defined herein) shall be treated as a liquidation for purposes of the liquidation preference. The Holder shall receive prior notice of a Sale of the Company and shall have an opportunity to convert, at its sole election, this Note prior to the consummation of any such transaction; provided, however, that notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to any prepayment penalty or premium in the event the Holder exercises its right to convert this Note pursuant to this Section 6(c). For purposes of this Note, a "SALE OF THE COMPANY" means (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 80% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after that merger, consolidation, or other reorganization is owned by one or more Persons who were not stockholders of the Company immediately prior to that merger, consolidation, or other reorganization; (ii) the acquisition of more than 80% of Common Stock by any Person, other than a Person who is a stockholder of the Company as of the date of this Note, or by any group (within the meaning of Rule 13d-5 of the under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), excluding the interests of any Person who is a stockholder on date of this Note; or (iii) the sale, transfer or other disposition of all or substantially all of the Company's assets to one or more Persons who were not stockholders of the Company immediately prior to the sale, transfer or other disposition.

         7. Affirmative Covenants of the Company. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company will:

                  (a) Corporate Existence and Qualification. Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business.

                  (b) Books of Account. Keep its books of account in accordance with good accounting practices.

                  (c) Insurance. Maintain insurance with responsible and reputable insurance companies or associations, as determined by the Company in its sole but reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

                  (d) Preservation of Properties; Compliance with Law. Maintain and preserve all of its properties that are used or that are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each the Company or any of its property is subject.

                  (e) Taxes. Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

                  (f) Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock and issuable upon conversion of this Note and exercise of the Warrants to provide for the issuance of all of such shares. Prior to complete conversion of this Notes and exercise of the Warrants, the Company shall not reduce the number of shares of Common Stock reserved for issuance hereunder without the written consent of the Holder except for a reduction proportionate to a reverse stock split effected for a business purpose other than affecting the requirements of this Section, which reverse stock split affects all shares of Common Stock equally.

                  (g) Use of Proceeds. The proceeds of the Notes will be used for working capital purposes.

                  (h) Financial Information. For so long as the Company is not filing periodic reports with the Securities and Exchange Commission pursuant to
Section 13 or Section 15 of the Exchange Act, the Company shall deliver to the Holder, as soon as available after the end of each fiscal year of the Company, the audited financial statements of the Company for such fiscal year then ended, together with the written opinion of the auditor rendered in connection therewith. With respect to such financial statements, if for any fiscal year, the Company shall have any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period, the financial statements delivered pursuant to the foregoing section shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

         8. Negative Covenants of the Company. The Company hereby agrees that, so long as (i) all or any portion of this Note remains or remain outstanding and unpaid and (ii) at least a majority of the face amount of the Company Notes issued and outstanding as of the date hereof remain outstanding and unpaid, it will not, nor will it permit any of its subsidiaries, if any, without the consent of the Required Holders (as defined in Section 16 hereof), to:

                  (a) Indebtedness for Borrowed Money. Incur, or permit to exist, any Indebtedness (as defined below) for borrowed money in excess of $250,000 during each fiscal year of the Company, with rights superior to Holder, except in the ordinary course of the Company's business. For purposes of this Note, "INDEBTEDNESS" shall mean (a) all obligations of the Company for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of the Company for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for the Company's business, (d) all obligations of the Company under conditional sale or other title retention agreements relating to property purchased by the Company, (e) all payment obligations of the Company with respect to interest rate or currency protection agreements, (f) all obligations of the Company as an account party under any letter of credit or in respect of bankers' acceptances, (g) all obligations of any third party secured by property or assets of such Person (regardless of whether or not the Company is liable for repayment of such obligations), except for obligations to secure Indebtedness incurred within the limitations of this Section 8(a); (h) all guarantees of the Company and (i) the redemption price of all redeemable preferred stock of the Company, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Maturity Date.

                  (b) Mergers, Acquisitions and Sales of Assets. Enter into any merger or consolidation or liquidate, windup or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets or technologies (other than sales of inventory and obsolescent equipment in the ordinary course of business) or acquire by purchase or otherwise the business or assets of, or stock of, another business entity in excess of $500,000; except that any subsidiary of the Company may merge into or consolidate with any other subsidiary which is wholly-owned by the Company and any subsidiary which is wholly-owned by the Company may merge with or consolidate into the Company provided that the Company is the surviving corporation.

                  (c) Loans; Investments. Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other Person except (i) investments in United States Government obligations, certificates of deposit of any banking institution with combined capital and surplus of at least $200,000,000; (iii) accounts receivable arising out of sales of inventory and/or the rental of equipment in the ordinary course of business; and (iv) loans to subsidiaries, if any.

                  (d) Dividends and Distributions. Pay dividends or make any other distribution on shares of the capital stock of the Company.

                  (e) Liens. Create, assume or permit to exist, any lien on any of its property or assets now owned or hereafter acquired except (i) liens in favor of the Holder; (ii) liens granted to secure Indebtedness incurred within the limitations of Section 8(a) hereof; (iii) liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iv) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; and (v) purchase money liens granted to secure the unpaid purchase price of any fixed assets purchased within the limitations of Section 8(h) hereof.

                  (f) Contingent Liabilities. Assume, endorse, be or become liable for or guarantee the obligations of any Person, contingently or otherwise, excluding however, the endorsement of negotiable instruments for deposit or collection in the ordinary course of business or guarantees of the Company made within the limitations of Section 8(a) hereof.

                  (g) Sales of Receivables; Sale - Leasebacks. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.

                  (h) Capital Expenditures; Capitalized Leases. Expend in the aggregate for the Company and all its subsidiaries in excess of $150,000 in any fiscal year for Capital Expenditures (as defined below), including payments made on account of Capitalized Leases (as defined below). For purposes of the foregoing, Capital Expenditures shall include payments made on account of any deferred purchase price or on account of any indebtedness incurred to finance any such purchase price. "CAPITAL EXPENDITURES" shall mean for any period, the aggregate amount of all payments made by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable with respect to Capitalized Lease Obligations and interest which are required to be capitalized in accordance with generally accepted accounting principles. "CAPITALIZED LEASE" shall mean any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations. "CAPITALIZED LEASE OBLIGATIONS" shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Note, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

                  (i) Lease Payments. Expend in the aggregate for the Company and all its subsidiaries, if any, in excess of $500,000 in any fiscal year for the lease, rental or hire of real or personal property pursuant to any rental agreement therefor, whether an operating lease, capitalized lease or otherwise.

                  (j) Nature of Business. Materially alter the nature of the Company's business or otherwise engage in any business other than the business engaged in or proposed to be engaged in on the date of this Note.

                  (k) Stock of Subsidiaries. Sell or otherwise dispose of any subsidiary, if any, or permit a subsidiary, if any, to issue any additional shares of its capital stock except pro rata to its stockholders.

                  (l) ERISA. (i) Terminate any plan ("PLAN") of a type described in Section 402l(a) of the Employee Retirement Income Security Act of l974, as amended from time to time ("ERISA") in respect of which the Company is an "employer" as defined in Section 3(5) of ERISA so as to result in any material liability to the Pension Benefit Guaranty Corporation (the "PBGC") established pursuant to Subtitle A of Title IV of ERISA, (ii) engage in or permit any person to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended) involving any Plan which would subject the Company to any material tax, penalty or other liability, (iii) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (iv) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to the PBGC by reason of termination of any Plan.

                  (m) Accounting Changes. Make, or permit any subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time.

                  (n) Transactions with Affiliates. Except in connection with the Management Services Agreement, dated August 15, 2001, among the Company, ADM Tronics and certain subsidiaries of ADM Tronics, as amended, or the Amended and Restated Manufacturing Agreement, dated February 10, 2005, among the Company, ADM Tronics and certain subsidiaries of ADM Tronics, as each may be amended, modified or otherwise supplemented from time to time, or as otherwise specifically set forth in this Note, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction, with any Affiliate (as defined below) except in the ordinary course of business and at prices and on terms not less favorable to it than those which would have been obtained in an arm's-length transaction with a non-affiliated third party. "AFFILIATE" as applied to any Person, shall mean any other Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         9. Events of Default. The Note shall become immediately due and payable at the option of the Holder, without notice or demand, upon any one or more of the following events or occurrences ("EVENTS OF Default"):

                  (a) if any portion of the Note is not paid when due;

                  (b) if any representation or warranty of the Company made in this Note, the Transaction Documents (as defined in the Holder Subscription Agreement), or in any certificate, report or other financial statement or other instrument or document delivered pursuant hereto, or any notice, certificate, demand or request delivered to the Holder pursuant to this Note, the Transaction Documents (as defined in the Holder Subscription Agreement), or any other document proves to be false or misleading in any material respect as of the time when the same is made;

                  (c) if the Company consummates a transaction which would cause this Note or any exercise of any Holder's rights under this Notes and the Warrants (i) to constitute a non-exempt prohibited transaction under ERISA, (ii) to violate a state statute regulating governmental plans or (iii) otherwise to subject the Company to liability for violation of ERISA or such state statute;

                  (d) if any final judgment for the payment of money is rendered against the Company and the Company does not discharge the same or cause it to be discharged or vacated within one hundred twenty (120) days from the entry thereof, or does not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and does not secure a stay of execution pending such appeal within one hundred twenty
(120) days after the entry thereof;

                  (e) subject to the provisions of Section 7(f) hereof, if any taxes are not paid before delinquency;

                  (f) if the Company makes an assignment for the benefit of creditors or if the Company generally does not pay its debts as they become due;

                  (g) if a receiver, liquidator or trustee of the Company is appointed or if the Company is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in, by the Company or if any proceeding for the dissolution or liquidation of the Company is instituted; however, if such appointment, adjudication, petition or proceeding is involuntary and is not consented to by the Company, upon the same not being discharged, stayed or dismissed within 60 days;

                  (h) if the Company defaults under any other mortgage or security agreement covering any part of its property;

                  (i) except for specific defaults set forth in this Section 9, if the Company defaults in the observance or performance of any other term, agreement or condition of this Note, the Transaction Documents (as defined in the Holder Subscription Agreement), and the Company fail to remedy such default within thirty (30) days after notice by the Holder to the Company of such default, or, if such default is of such a nature that it cannot with due diligence be cured within said thirty (30) day period, if the Company fails, within said thirty (30) days, to commence all steps necessary to cure such default, and fails to complete such cure within ninety (90) days after the end of such thirty (30) day period; and

                  (j) if any of the following exist uncured for forty-five (45) days following written notice to the Company in any the Transaction Documents (as defined in the Holder Subscription Agreement): (i) the failure of any representation or warranty made by the Company to be true and correct in all respects or (ii) the Company fails to provide the Holder with the written certifications and evidence referred to in this Note.

         10. Holder Not Deemed a Stockholder. No Holder, as such, of this Note shall be entitled (prior to conversion or redemption of this Note into Common Stock, and only then to the extent of such conversion) to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of the Company prior to the issuance to the holder of this Note of the shares of Common Stock which the Holder is then entitled to receive upon the due conversion of all or a portion of this Note. Notwithstanding the foregoing, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

         11. Confidential Information. The Holder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement, including without limitation information provided pursuant to Section 7(h), unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 11 by the Holder), (ii) is or has been independently developed or conceived by the Holder without use of the Company's confidential information or (iii) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Holder may disclose confidential information to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company or as may be required by law, provided that the Holder takes reasonable steps to minimize the extent of any such required disclosure.

         12. Mutilated, Destroyed, Lost or Stolen Notes. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company (a) evidence to its satisfaction of the destruction, loss or theft of such Note and (b) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

         13. Waiver of Demand, Presentment, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, default and nonpayment, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder, and all rights of set-off, defenses, deduction or counterclaim with respect to any amount owing hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         14. Payment. Except as otherwise provided for herein, all payments with respect to this Note shall be made in lawful currency of the United States of America, at the option of the Holder, (i) at the principal office of the Holder, located at __________________________, or such other place or places as may be reasonably specified by the Holder of this Note in a written notice to the Company at least ten (10) business days before a given payment date, or (ii) by mailing a good check in the proper amount to the Holder at least two days prior to the due date of each payment or otherwise transferring funds so as to be received by the Holder on the due date of each such payment; provided, however, that the Company shall make payment by wire transfer to an account such Holder may specify in writing to the Company at least two days prior to the due date of each payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. The Holder shall keep a record of each payment of principal and interest with respect thereto. This Note is not secured.

         15. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, administrators and transferees of the parties hereto. Notwithstanding the foregoing, except as set forth in the immediately succeeding sentence, the Holder may not assign, pledge or otherwise transfer this Note without the prior written consent of the Company. Notwithstanding the foregoing, the Holder may assign this Note and all, but not less than all, of its rights and obligations hereunder, to an Affiliate of the Holder or a "qualified institutional buyer" within the meaning of Rule 144A promulgated under the Securities Act of 1933, as amended (a "QUALIFIED INSTITUTIONAL BUYER"); provided, however, that this Note and the rights and obligations hereunder may not be assigned to a Qualified Institutional Buyer unless (i) the Purchaser shall have provided the Company with written notice of the proposed assignment at least five (5) business days prior thereto and (ii) within such five (5) business day-period, the Company shall not have advised the Purchaser that such assignment could reasonably be expected to violate applicable Federal or state securities laws. Interest and principal are payable only to the registered Holder of this Note in the Note Register.

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

          16. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Requisite Holders. For purposes of this Note, the term "REQUIRED HOLDERS" shall mean, as of any given time, the holders of the Company Notes representing at least a majority of the face amount of the Company Notes then outstanding.

         17. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to the Company at the address or facsimile number set forth herein or to the Holder at its address or facsimile number set forth in the records of the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered or, if notice is given by facsimile transmission, when delivered with confirmation of receipt.

         18. Governing Law; Jurisdiction. This Note, and all matters arising directly or indirectly here from, shall be governed by and construed in accordance with the laws of the State of New Jersey, notwithstanding the choice of law or conflicts of law principles thereof. Each of the parties hereto hereby
(i) irrevocably consents and submits to the sole exclusive jurisdiction of the United States District Court for the District of New Jersey or the Superior Court of New Jersey (and of the appropriate appellate courts therefrom) in connection with any suit, action or other proceeding arising out of or relating to this Note, (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, and (iii) agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided by Section 17.

         19. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

         20. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.


                          IVIVI TECHNOLOGIES, INC.

                          By: _________________________
                              Name:
                              Title:




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